Exhibit 10.12
SECOND AMENDMENT TO
LOAN AGREEMENT
SECOND AMENDMENT, dated as of December 21, 2021 (this “Amendment”) to the LOAN AGREEMENT, dated as of July 16, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement”), between CPA:18 Limited Partnership, a Delaware limited partnership (“Borrower”) and W.P. Carey Inc., a Maryland corporation (“Lender”).
W I T N E S S E T H:
WHEREAS, Borrower has requested that the Loan Agreement be modified as herein set forth; and
WHEREAS, the Lender has agreed to modify the Loan Agreement as herein set forth solely upon the terms and conditions provided for in this Amendment.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1.Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Loan Agreement.
2.Definition of Maturity Date. The definition of Maturity Date contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows.
    “Maturity Date” means March 31, 2023.
3.LIBOR. References to LIBOR shall be deemed to refer to LIBOR or to any future alternate reference rate under which Lender borrows funds pursuant to the Fourth Amended and Restated Credit Agreement, dated as of February 20, 2020, as amended from time to time, among Lender and the other parties thereto.
4.Binding Effect; Assignments and Participations. This Amendment will become effective when it has been executed by Borrower and Lender and thereafter will be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower will not have the right to assign its rights under this Agreement or any interest herein without the prior written consent of Lender. Lender may assign or grant participations in or to all or any part of its rights and obligations under this Amendment and the other Loan Documents.
5.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.
6.Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to the choice of law principles of the State of New York.
[Signature Pages Follow]

IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be executed and delivered by their duly authorized officers and representation effective as of the day first above written.

LENDER: W.P. Carey Inc., a Maryland corporation

By:	/s/ John J. Park
Name: John J. Park
Title: President

BORROWER: CPA:18 LIMITED PARTNERSHIP, a Delaware limited partnership

By:	/s/ ToniAnn Sanzone
Name: ToniAnn Sanzone
Title: Chief Financial Officer